Exhibit 99.1

IMS Health Delivers Strong Fourth-Quarter 2004 with 16 Percent Revenue Growth and 14 Percent EPS Growth

    FAIRFIELD, Conn.--(BUSINESS WIRE)--Feb. 15, 2005--IMS Health (NYSE: RX) today announced fourth-quarter 2004 revenues of $443.7 million, up 16 percent compared with revenues of $384.1 million for the fourth quarter of 2003. Fourth-quarter diluted earnings per share on an SEC-reported basis was $0.32, up 14 percent, compared with $0.28 in the 2003 fourth quarter. Fourth-quarter adjusted diluted earnings per share was $0.34, compared with $0.29 per share in the same period of 2003, an increase of 17 percent. Net income on an SEC-reported basis was $73.6 million, up 6 percent compared with net income of $69.7 million in the year-earlier quarter. On an adjusted basis, net income for the fourth quarter of 2004 was $79.2 million, up 12 percent, compared with net income of $70.9 million in the prior year. Adjusted results for the fourth quarter of 2004 include a $36.9 million pre-tax severance charge and a $38.8 million pre-tax gain on the sale of IMS's equity interest in TriZetto, as well as the related net tax provision of $1.4 million.
    "IMS delivered a strong fourth quarter and an excellent 2004, in line with the full-year guidance we raised back in July," said David
R. Carlucci, IMS chief executive officer and president. "Our performance reflects the success of our teams around the world in applying their creativity and expertise to solve our clients' most challenging issues. We were particularly pleased with results in the US, where we saw significant improvement in our business, and both our Europe and Asia Pacific regions posted double-digit revenue gains. Our balance sheet remains strong and our free cash flow is outstanding. As a result, we have real momentum heading into 2005."
    Adjusted results for the 2004 fourth quarter exclude certain net pre-tax expense items totaling approximately $1.8 million, as well as certain net tax provisions of approximately $3.7 million. See Tables 5 and 7 for a reconciliation between SEC and adjusted results for the quarters ended December 31, 2004 and 2003, respectively.

    Full-Year 2004 Results

    For the year ended December 31, 2004, revenues were $1,569.0 million, up 14 percent over the same period in 2003. Diluted earnings per share on an SEC-reported basis for the 2004 full year was $1.20, compared with $2.58 in the year-earlier period, which included a $2.01 gain on the split-off of Cognizant Technology Solutions in the first quarter of 2003. Adjusted diluted earnings per share for the full-year 2004 was $1.18, a 16 percent increase over the $1.02 reported in the prior-year period. On an SEC-reported basis, net income for the full year was $285.4 million, compared with $638.9 million for the comparable period last year, which included a $496.9 million gain on the split-off of Cognizant Technology Solutions in the first quarter of 2003. On an adjusted basis, net income for the full year was $280.8 million, up 11 percent, compared with adjusted net income of $252.0 million in 2003.
    For the full year, operating income was $386.5 million on both an SEC-reported and adjusted basis, compared with $361.5 million on an SEC-reported basis and $398.7 million on an adjusted basis in 2003. Operating income in 2004 rose 7 percent on an SEC-reported basis and declined 3 percent on an adjusted basis from 2003. Operating income in 2004 includes a $36.9 million pre-tax severance charge.
    Adjusted results for the 2004 full year exclude certain net pre-tax income items totaling approximately $7.7 million. In addition, there were certain net tax provisions of approximately $3.1 million that were excluded from adjusted results. See Tables 6 and 8 for a reconciliation between SEC and adjusted results for the years ended December 31, 2004 and 2003, respectively.
    Preliminary net cash provided by operating activities on an SEC-reported basis was $399.1 million. Preliminary free cash flow for the full-year 2004 was $322.2 million. See Table 10 for a complete reconciliation.

    Balance Sheet Highlights

    IMS's cash, cash equivalents and short-term marketable securities as of December 31, 2004 totaled $460.0 million, compared with $384.5 million on December 31, 2003. Total debt as of December 31, 2004 was $630.1 million, up from $562.0 million at the end of 2003. See Table 9 for selected consolidated balance sheet items.

    Share Repurchase Program, Shares Outstanding

    IMS repurchased approximately 3.8 million shares in the fourth quarter at a total cost of $85.6 million. For the full-year 2004, the company repurchased 15.0 million shares at a total cost of $362.7 million. In December 2004, the board of directors authorized the company to repurchase up to 10 million additional IMS shares.
    The number of actual shares outstanding as of December 31, 2004 was approximately 229.1 million compared with 238.3 million as of December 31, 2003.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of information solutions to the pharmaceutical and healthcare industries. With $1.6 billion in 2004 revenue and more than 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 5 p.m. (EST) today to discuss its fourth-quarter and full-year 2004 financial results. To participate, please dial 1-800-530-9010 (U.S. and Canada) and 1-212-676-5395 (outside the United States and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the "Investors" area of IMS's Website.
    A replay of the conference call will be available online on the Investor Relations section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the United States and Canada), and entering access code 21231512 beginning one hour after the call is completed.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, and the ability to implement cost-containment measures, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate.




                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                    Three Months Ended December 31
               (unaudited, in millions except per share)

                                                2004    2003    % Fav
                                                 SEC     SEC   (Unfav)
                                               ------- ------- -------
Revenue
   Sales Force Effectiveness                   $190.9  $181.3      5 %
   Portfolio Optimization                       121.0   108.5     12
   Brand, Launch and Other                       70.2    52.9     33
   Consulting and Services                       61.6    41.4     49
                                               ------- -------
   Total                                        443.7   384.1     16

Operating Expenses (b)
   Operating Costs                             (188.6) (154.6)   (22)
   Selling and Administrative                  (107.2)  (94.3)   (14)
      Depreciation and Amortization             (26.2)  (20.1)   (30)
      Severance, Impairment & other charges
       (j)                                      (36.9)    0.0     NM
                                               ------- -------
   Total                                       (358.8) (269.0)   (33)

Operating Income                                 84.9   115.1    (26)

Interest expense, net                            (3.4)   (2.8)
Gains (losses) from investments, net (e)          1.2    (0.9)
Gain from sale of TriZetto (c)                   38.8     0.0
Loss on issuance of investees' stock, net (f)    (0.1)   (0.0)
Other expense, net (g)                           (8.7)   (4.1)
                                               ------- -------
Pretax Income                                   112.6   107.4      5

Provision for Income Taxes (h)                  (39.8)  (35.4)
TriZetto Equity Income (Loss), Net (c)            0.8    (4.1)
                                               ------- -------
Net Income from continuing operations            73.6    67.9      8

Gain from discontinued operations - CTS (l)       0.0     1.8
                                               ------- -------
Net Income                                      $73.6   $69.7      6

Diluted EPS:
      Income from continuing operations          0.32    0.28
      Income from discontinued operations -
       CTS (l)                                   0.00    0.01
                                               ------- -------
      Total Diluted EPS                         $0.32   $0.28     14 %

Shares Outstanding:
   Weighted Average Diluted                     233.4   244.8      5 %
   End-of-Period Actual                         229.1   238.3      4

The accompanying notes are an integral part of these financial tables.






                                Table 2
                              IMS Health
                       SEC Income Statement (a)
                    Twelve Months Ended December 31
               (unaudited, in millions except per share)


                                                                % Fav
                                           2004 SEC  2003 SEC  (Unfav)
                                           --------- --------- -------
Revenue
   Sales Force Effectiveness                 $705.5    $657.1      7 %
   Portfolio Optimization                     451.3     413.3      9
   Brand, Launch and Other                    231.3     190.6     21
   Consulting and Services                    181.0     120.7     50
                                           --------- ---------
   Total                                    1,569.0   1,381.8     14

Operating Expenses (b)
   Operating Costs                           (664.1)   (575.8)   (15)
   Selling and Administrative                (388.1)   (332.1)   (17)
   Depreciation and Amortization              (93.5)    (75.1)   (24)
      Severance, Impairment & other
       charges (i), (j)                       (36.9)    (37.2)     1
                                           --------- ---------
   Total                                   (1,182.6) (1,020.3)   (16)

Operating Income                              386.5     361.5      7

Interest expense, net                         (11.7)    (11.2)
Gains from investments, net (e)                11.9       0.3
Gain from sale of TriZetto (c)                 38.8       0.0
Loss on issuance of investees' stock, net
 (f)                                           (0.2)     (0.4)
Other expense, net (g)                        (10.9)    (25.8)
                                           --------- ---------
Pretax Income                                 414.4     324.3     28

Provision for Income Taxes (h)               (129.2)   (166.0)
TriZetto Equity Income (Loss), Net (c)          0.2      (4.2)
TriZetto impairment charge, net (k)             0.0     (14.8)
                                           --------- ---------
Net Income from continuing operations         285.4     139.3    105

Income from discontinued operations - CTS
 (d)                                            0.0       2.8
Gain on discontinued operations - CTS (l)       0.0     496.9
                                           --------- ---------
Net Income                                   $285.4    $638.9    (55)

Diluted EPS:
      Income from continuing operations        1.20      0.56
      Income from discontinued operations
       - CTS (d)                               0.00      0.01
      Gain on discontinued operations -
       CTS (l)                                 0.00      2.01
                                           --------- ---------
      Total Diluted EPS                       $1.20     $2.58    (53)%

Shares Outstanding:
   Weighted Average Diluted                   237.7     247.3      4 %
   End-of-Period Actual                       229.1     238.3      4

The accompanying notes are an integral part of these financial tables.






                                Table 3
                              IMS Health
                     Adjusted Income Statement (a)
                    Three Months Ended December 31
               (unaudited, in millions except per share)


                                    2004     2003     % Fav   Constant
                                   Adjusted  Adjusted (Unfav) $ Growth
                                  --------- --------- ------- --------
Revenue
   Sales Force Effectiveness        $190.9    $181.3      5 %      1 %
   Portfolio Optimization            121.0     108.5     12        6
   Brand, Launch and Other            70.2      52.9     33       25
   Consulting and Services            61.6      41.4     49       41
                                  --------- ---------
   Total                             443.7     384.1     16       10

Operating Expenses (b)
   Operating Costs                  (188.6)   (154.6)   (22)
   Selling and Administrative       (107.2)    (94.3)   (14)
   Depreciation and Amortization     (26.2)    (20.1)   (30)
      Severance, Impairment &
       other charges (j)             (36.9)      0.0     NM
                                  --------- ---------
   Total                            (358.8)   (269.0)   (33)

Operating Income                      84.9     115.1    (26)     (31)

Interest expense, net                 (3.4)     (2.8)   (23)
Gain from sale of TriZetto (c)        38.8       0.0     NM
Other expense, net                    (5.8)     (9.7)    40
                                  --------- ---------
Pretax Income                        114.5     102.6     12

Provision for Income Taxes           (36.1)    (30.6)   (18)
TriZetto Equity Income (Loss),
 Net (c)                               0.8      (1.1)    NM
                                  --------- ---------

Net Income from continuing
 operations                          $79.2     $70.9     12 %

Diluted EPS:
      Total Diluted EPS              $0.34     $0.29     17 %

Shares Outstanding:
   Weighted Average Diluted          233.4     244.8      5 %
   End-of-Period Actual              229.1     238.3      4

The accompanying notes are an integral part of these financial tables.







                                Table 4
                              IMS Health
                     Adjusted Income Statement (a)
                    Twelve Months Ended December 31
               (unaudited, in millions except per share)



                                    2004     2003     % Fav   Constant
                                   Adjusted  Adjusted (Unfav) $ Growth
                                  --------- --------- ------- --------
Revenue
   Sales Force Effectiveness        $705.5    $657.1      7 %      3 %
   Portfolio Optimization            451.3     413.3      9        4
   Brand, Launch and Other           231.3     190.6     21       15
   Consulting and Services           181.0     120.7     50       43
                                  --------- ---------
   Total                           1,569.0   1,381.8     14        8

Operating Expenses (b)
   Operating Costs                  (664.1)   (575.8)   (15)
   Selling and Administrative       (388.1)   (332.1)   (17)
   Depreciation and Amortization     (93.5)    (75.1)   (24)
      Severance, Impairment &
       other charges (j)             (36.9)      0.0     NM
                                  --------- ---------
   Total                          (1,182.6)   (983.0)   (20)

Operating Income                     386.5     398.7     (3)      (7)

Interest expense, net                (11.7)    (11.2)    (5)
Gain from sale of TriZetto (c)        38.8       0.0     NM
Other expense, net                    (6.9)    (26.9)    74
                                  --------- ---------
Pretax Income                        406.7     360.7     13

Provision for Income Taxes          (126.1)   (110.1)   (15)
TriZetto Equity Income (Loss),
 Net (c)                               0.2      (1.3)    NM
                                  --------- ---------
Net Income from continuing
 operations                          280.8     249.3     13 %

Income from discontinued
 operations - CTS (d)                  0.0       2.8   (100)
                                  --------- ---------
Net Income                          $280.8    $252.0     11 %

Diluted EPS:
      Income from continuing
       operations                     1.18      1.01     17
      Income from discontinued
       operations - CTS (d)           0.00      0.01   (100)
                                  --------- ---------
      Total Diluted EPS              $1.18     $1.02     16 %

Shares Outstanding:
   Weighted Average Diluted          237.7     247.3      4 %
   End-of-Period Actual              229.1     238.3      4

The accompanying notes are an integral part of these financial tables






                                Table 5
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Three Months Ended December 31, 2004
               (unaudited, in millions except per share)


                                                              Adjusted
                                         SEC Q4  Adjustments     Q4
                                         ------- ----------- ---------
Revenue
   Sales Force Effectiveness             $190.9        $0.0    $190.9
   Portfolio Optimization                 121.0         0.0     121.0
   Brand, Launch and Other                 70.2         0.0      70.2
   Consulting and Services                 61.6         0.0      61.6
                                         ------- ----------- ---------
   Total                                  443.7         0.0     443.7

Operating Expenses (b)
   Operating Costs                       (188.6)        0.0    (188.6)
   Selling and Administrative            (107.2)        0.0    (107.2)
   Depreciation and Amortization          (26.2)        0.0     (26.2)
   Severance, Impairment & other charges
    (j)                                   (36.9)        0.0     (36.9)
                                         ------- ----------- ---------
   Total                                 (358.8)        0.0    (358.8)

Operating Income                           84.9         0.0      84.9

Interest expense, net                      (3.4)        0.0      (3.4)
Gains from investments, net (e)             1.2        (1.2)      0.0
Gain from sale of TriZetto (c)             38.8         0.0      38.8
Loss on issuance of investees' stock,
 net (f)                                   (0.1)        0.1       0.0
Other expense, net (g)                     (8.7)        2.9      (5.8)
                                         ------- ----------- ---------
Pretax Income                             112.6         1.8     114.5

Provision for Income Taxes (h)            (39.8)        3.7     (36.1)
TriZetto Equity Income, Net (c)             0.8         0.0       0.8
                                         ------- ----------- ---------

Net Income                                $73.6        $5.6     $79.2

Diluted EPS:
      Total Diluted EPS                   $0.32       $0.02     $0.34

Shares Outstanding:
   Weighted Average Diluted               233.4         0.0     233.4
   End-of-Period Actual                   229.1         0.0     229.1

The accompanying notes are an integral part of these financial tables.






                                Table 6
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Twelve Months Ended December 31 2004
               (unaudited, in millions except per share)


                                                              Adjusted
                                        SEC FY   Adjustments     FY
                                       --------- ----------- ---------
Revenue
   Sales Force Effectiveness             $705.5        $0.0    $705.5
   Portfolio Optimization                 451.3         0.0     451.3
   Brand, Launch and Other                231.3         0.0     231.3
   Consulting and Services                181.0         0.0     181.0
                                       --------- ----------- ---------
   Total                                1,569.0         0.0   1,569.0

Operating Expenses (b)
   Operating Costs                       (664.1)        0.0    (664.1)
   Selling and Administrative            (388.1)        0.0    (388.1)
   Depreciation and Amortization          (93.5)        0.0     (93.5)
      Severance, Impairment & other
       charges (j)                        (36.9)        0.0     (36.9)
                                       --------- ----------- ---------
   Total                               (1,182.6)        0.0  (1,182.6)

Operating Income                          386.5         0.0     386.5

Interest expense, net                     (11.7)        0.0     (11.7)
Gains from investments, net (e)            11.9       (11.9)      0.0
Gain from sale of TriZetto (c)             38.8         0.0      38.8
Loss on issuance of investees' stock,
 net (f)                                   (0.2)        0.2       0.0
Other expense, net (g)                    (10.9)        4.0      (6.9)
                                       --------- ----------- ---------
Pretax Income                             414.4        (7.7)    406.7

Provision for Income Taxes (h)           (129.2)        3.1    (126.1)
TriZetto Equity Loss, Net (c)               0.2         0.0       0.2
                                       --------- ----------- ---------

Net Income                               $285.4       ($4.6)   $280.8

Diluted EPS:
      Total Diluted EPS                   $1.20      ($0.02)    $1.18

Shares Outstanding:
   Weighted Average Diluted               237.7         0.0     237.7
   End-of-Period Actual                   229.1         0.0     229.1

The accompanying notes are an integral part of these financial tables.






                                Table 7
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                  Three Months Ended December 31 2003
               (unaudited, in millions except per share)


                                                              Adjusted
                                         SEC Q4  Adjustments     Q4
                                         ------- ----------- ---------
Revenue
   Sales Force Effectiveness             $181.3        $0.0    $181.3
   Portfolio Optimization                 108.5         0.0     108.5
   Brand, Launch and Other                 52.9         0.0      52.9
   Consulting and Services                 41.4         0.0      41.4
                                         ------- ----------- ---------
   Total                                  384.1         0.0     384.1

Operating Expenses (b)
   Operating Costs                       (154.6)        0.0    (154.6)
   Selling and Administrative             (94.3)        0.0     (94.3)
   Depreciation and Amortization          (20.1)        0.0     (20.1)
                                         ------- ----------- ---------
   Total                                 (269.0)        0.0    (269.0)

Operating Income                          115.1         0.0     115.1

Interest expense, net                      (2.8)        0.0      (2.8)
Losses from investments, net (e)           (0.9)        0.9       0.0
Loss on issuance of investees' stock,
 net (f)                                   (0.0)        0.0       0.0
Other expense, net (g)                     (4.1)       (5.6)     (9.7)
                                         ------- ----------- ---------
Pretax Income                             107.4        (4.8)    102.6

Provision for Income Taxes (h)            (35.4)        4.8     (30.6)
TriZetto Equity Loss, Net (c)              (4.1)        3.0      (1.1)
                                         ------- ----------- ---------
Net Income from continuing operations      67.9         3.0      70.9

Income from discontinued operations -
 CTS (l)                                    1.8        (1.8)      0.0
                                         ------- ----------- ---------
Net Income                                $69.7        $1.2     $70.9

Diluted EPS:
      Income from continuing operations    0.28        0.01      0.29
      Income from discontinued
       operations - CTS (l)                0.01       (0.01)     0.00
                                         ------- ----------- ---------
      Total Diluted EPS                   $0.28       $0.01     $0.29

Shares Outstanding:
   Weighted Average Diluted               244.8         0.0     244.8
   End-of-Period Actual                   238.3         0.0     238.3

The accompanying notes are an integral part of these financial tables.






                                Table 8
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Twelve Months Ended December 31 2003
               (unaudited, in millions except per share)


                                                              Adjusted
                                        SEC FY   Adjustments     FY
                                       --------- ----------- ---------
Revenue
   Sales Force Effectiveness             $657.1        $0.0    $657.1
   Portfolio Optimization                 413.3         0.0     413.3
   Brand, Launch and Other                190.6         0.0     190.6
   Consulting and Services                120.7         0.0     120.7
                                       --------- ----------- ---------
   Total                                1,381.8         0.0   1,381.8

Operating Expenses (b)
   Operating Costs                       (575.8)        0.0    (575.8)
   Selling and Administrative            (332.1)        0.0    (332.1)
   Depreciation and Amortization          (75.1)        0.0     (75.1)
      Severance, Impairment & other
       charges (i)                        (37.2)       37.2       0.0
                                       --------- ----------- ---------
   Total                               (1,020.3)       37.2    (983.0)

Operating Income                          361.5        37.2     398.7

Interest expense, net                     (11.2)        0.0     (11.2)
Gains from investments, net (e)             0.3        (0.3)      0.0
Loss on issuance of investees' stock,
 net (f)                                   (0.4)        0.4       0.0
Other expense, net (g)                    (25.8)       (1.0)    (26.9)
                                       --------- ----------- ---------
Pretax Income                             324.3        36.3     360.7

Provision for income taxes (h)           (166.0)       55.8    (110.1)
TriZetto equity loss, Net (c)              (4.2)        3.0      (1.3)
TriZetto impairment charge, net (k)       (14.8)       14.8       0.0
                                       --------- ----------- ---------
Net Income from continuing operations     139.3       110.0     249.3

Income from discontinued operations -
 CTS (d)                                    2.8         0.0       2.8
Gain on discontinued operations - CTS
 (l)                                      496.9      (496.9)      0.0
                                       --------- ----------- ---------
Net Income                               $638.9     ($386.9)   $252.0

Diluted EPS:
      Income from continuing
       operations                          0.56        0.44      1.01
      Income from discontinued
       operations - CTS (d)                0.01        0.00      0.01
      Gain on discontinued operations
       - CTS (l)                           2.01       (2.01)     0.00
                                       --------- ----------- ---------
      Total Diluted EPS                   $2.58      ($1.56)    $1.02

Shares Outstanding:
   Weighted Average Diluted               247.3         0.0     247.3
   End-of-Period Actual                   238.3         0.0     238.3

The accompanying notes are an integral part of these financial tables.





                                Table 9
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)


                                                     Dec. 31, Dec. 31,
                                                       2004     2003
                                                      ------- --------

Cash and cash equivalents                              $444.9   $344.4

Short-term marketable securities                         15.1     40.1

Accounts receivable, net                                280.5    271.3

Short-term debt                                         232.5    409.9

Long-term debt                                          397.7    152.1

The accompanying notes are an integral part of these financial tables.





                              IMS Health
                     NOTES TO FINANCIAL TABLES 1-9

(a) "SEC Income Statement" (Tables 1 and 2) differs from the "Adjusted Income Statement" (Tables 3 and 4) by amounts that are detailed on Tables 5, 6, 7 and 8. Adjusted results are those used by management for the purposes of global business decision-making, including developing budgets and managing expenditures. Adjusted results exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted results in order to give a full picture to investors of its business as seen by management, these adjusted results are not prepared specifically for investors and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted results are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.

(b) Operating expenses in 2003 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2004 presentation.

(c) TriZetto Equity Income in the fourth quarter of 2004 includes IMS's share of TriZetto results as well as purchase accounting amortization expenses. In the fourth quarter of 2004, IMS sold its entire interest in TriZetto back to the company for a pre-tax gain of $38.8 million. IMS intends to use a portion of the proceeds from this sale to fund the severance expense described in Note (j) below. In the fourth quarter of 2003, TriZetto recorded a $18.7 million charge relating to loss contracts and asset impairments. IMS's share of this charge ($3.0 million) has been excluded from adjusted results because it is not related to IMS's core business operations.

(d) IMS divested its equity interest in CTS on February 6, 2003 via a split-off transaction. Income from discontinued operations includes IMS's share of CTS income on an after-tax basis for the portion of the first quarter of 2003 prior to the split-off. Previously CTS had been consolidated into the IMS Health financial statements.

(e) Gains from investments, net were $1.2 million in the fourth quarter of 2004, relating primarily to a $1.7 million gain from the sale of a security, partially offset by $0.4 million of fees for the Enterprise investments. This is compared with a net loss of $0.9 million in the fourth quarter of 2003. Gains from investments, net were $11.9 million for 2004, primarily from the sale of securities in the first three quarters and the items discussed above. This is compared with a net gain of $0.3 million for 2003. These gains and losses are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

(f) Loss on issuance of investees' stock, net was $0.1 million in the fourth quarter of 2004 compared with a loss of $0.0 million in the fourth quarter of 2003. Loss on issuance of investees' stock was $0.2 million for full year 2004 compared to a loss of $0.4 million for full year 2003. These SAB 51 losses relate to the exercise of stock options by TriZetto employees and TriZetto share repurchases. They are excluded from adjusted results because they are not related to IMS's core business operations.

(g) Other expense, net includes $1.2 and $0.4 million of expenses for legal fees in the fourth quarter of 2004 and 2003, respectively, related to the IRI litigation. For full year 2004, IRI litigation fees were $4.0 million compared with ($1.0) million for full year 2003. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. In addition, Other expense, net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $1.7 million in the fourth quarter of 2004 and ($6.0) million in the fourth quarter of 2003. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge losses in adjusted and SEC results.

(h) The tax provision for the fourth quarter and full year of 2004 includes a tax benefit of $0.2 million and a tax provision of $3.1 million, respectively, related to the items described in notes
    (e), (f) and (g). The tax provision for the fourth quarter and full year of 2003 includes a tax provision of $0.8 million and $0.3 million, respectively, related to items described in notes
    (e), (f) and (g), and a tax benefit for the full year 2003 of $13.2 million for the item in note (i). These tax benefits and tax provisions are excluded from adjusted results because the related charges are excluded from adjusted results. In addition, the first quarter 2004 tax provision also includes a $15.6 million tax benefit related to a favorable audit resolution in the U.S. of the 1998 and 1999 tax years. Adjusted results include a phasing adjustment to recognize it ratably throughout 2004. The phasing adjustment for the fourth quarter of 2004 was $4.0 million. This phasing adjustment allows the full year effective tax rate to be applied in each quarter to adjusted pretax results. Similarly, the tax provision for the first quarter of 2003 includes a $13.9 million tax benefit; adjusted results include a phasing adjustment to recognize it ratably throughout 2003. The fourth quarter 2003 phasing adjustment was a provision of $3.9 million. The tax provision for full year 2003 also includes an accrual of $69.6 million related to a D&B legacy tax transaction and subsequent related transactions. This tax provision is excluded from adjusted results because it relates to legacy tax transactions and is not related to IMS's core business operations.

(i) IMS incurred $37.2 million of expense in the first quarter of 2003 for severance, impairment and other charges, including severance for approximately 80 employees, contract cancellations and impairments, idle real estate facilities and software writedowns. These amounts are excluded from adjusted results because management does not expect them to be relevant to the business going forward. Severance, impairment and other charges were recorded in 2000, 2001 and 2003, and there can be no assurances that such charges will not be recorded in the future.

(j) IMS incurred $36.9 million of expense in the fourth quarter of 2004 for severance for approximately 465 employees. This severance expense will be funded by a portion of the proceeds from the sale of IMS's equity interest in TriZetto, which is described in Note
    (c) above.

(k) The TriZetto Impairment Charge, net recorded in the first quarter of 2003 reduced the book value per share of IMS's investment in TriZetto shares ($6.14 per share) down to the March 31, 2003 market value per share ($4.13). This charge is excluded from adjusted results because it relates to a non-strategic investment and is not related to IMS's core business operations.

(l) The split-off of CTS described in Note (d) generated a net gain of $496.9 million in 2003, of which $495.1 million was recorded in the first quarter and $1.8 million was recorded in the fourth quarter of 2003. This gain is calculated as the proceeds from the split-off less the book value of IMS's investment in CTS and transaction costs. No tax provision is provided as the split-off is expected to be a tax-free transaction. This gain is excluded from adjusted results as it relates to the divestiture of the business and is not related to IMS's ongoing core business operations.


    Amounts presented in the financial tables may not add due to rounding.

    These financial tables should be read in conjunction with IMS
Health's filings previously made or to be made with the Securities and Exchange Commission.




                               Table 10
                              IMS Health
                Reconciliation from SEC to Free Cash Flow
                    (Preliminary - Subject to Change)
                 Twelve Months Ended December 31 2004
                       (unaudited, in millions)


                                          SEC
                                          Cash               Free Cash
                                          Flow   Adjustments   Flow
                                         ------- ----------- ---------
Cash Flows from Operating Activities:
   Net income                            $285.4   $(4.6)(1) $280.8
Adjustments to Reconcile Net Income to Net Cash Provided
 by Op. Activities:
   Depreciation & amortization             93.5       0       93.5
   Bad debt expense                         4.0       0        4.0
   Deferred income taxes                   17.9   (17.9)(2)      0
   Gains from investments, net            (11.9)   11.9 (3)      0
   Gain from sale of TriZetto             (38.8)      0      (38.8)
   Loss on issuance of investees' stock,
    net                                     0.2    (0.2)(3)      0
   TriZetto equity income, net             (0.2)      0       (0.2)
   Minority interests in net income of
    consolidated companies                  5.8    (5.8)(4)      0
   Non-cash stock compensation charges      3.5       0        3.5
Change in Assets and Liabilities, excl. Effects from
 Acquisitions and Dispositions:
   Net decrease in accounts receivable     17.5       0       17.5
   Net increase in inventory               (6.9)      0       (6.9)
   Net increase in prepaid expenses and
    other current assets                  (16.9)      0      (16.9)
   Net increase in accounts payable        11.0       0       11.0
   Net increase in accrued and other
    current liabilities                     1.2       0        1.2
   Net decrease in accrued severance,
    impairment and other charges           (6.9)    6.9 (5)      0
   Net increase in 2004 accrued
    severance, impairment and other
    charges                                36.4       0       36.4
   Net decrease in deferred revenues       (0.5)      0       (0.5)
   Net increase in accrued income taxes    23.1   (23.1)(2)      0
   Net increase in pension assets, net
    of liabilities                        (25.5)   25.5 (6)      0
   Net increase in other long-term
    assets                                 (1.9)    1.9 (6)      0
   Net tax benefit on stock option
    exercises                               9.2    (9.2)(7)      0
                                         ------- ---------  -------
Net Cash Provided by Operating
 Activities                              $399.1  $(14.5)    $384.6
Cash Flows Provided by/(Used in)
 Investing Activities:
   Capital expenditures                   (22.5)      0      (22.5)(8)
   Additions to computer software         (84.5)      0      (84.5)(8)
   Proceeds from sale of TriZetto          44.6       0       44.6
                                                            -------
Free Cash Flow, End of Period                               $322.2
                                                            -------


    In addition to SEC Cash Flow, management provides Free Cash Flow information as it is believed to be a helpful measure for investors of cash generated from and invested in current operations, and is indicative of the cash the Company has available for acquisitions, share repurchases, dividends, debt reduction, etc. Final free cash flow information will be posted on www.imshealth.com when available.
    Amounts presented may not add due to rounding. Please see following page for the accompanying notes to the Reconciliation of SEC Cash Flow to Free Cash Flow (unaudited)



                              IMS Health
     NOTES TO RECONCILIATION FROM SEC TO FREE CASH FLOW (TABLE 10)

1 For details of reconciliation items between SEC net income and adjusted net income, see Table 6. Adjusted results are those used by management for the purposes of global business decision making, including developing budgets and managing expenditures. Adjusted results exclude certain U.S. GAAP measures to the extent that management believes that exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted results in order to give a full picture to investors of its business as seen by management, these adjusted results are not prepared specifically for investors and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted results are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.

2 Movements in deferred and accrued income taxes do not necessarily relate directly to current operations. The tax provision, included within Adjusted Net Income, is considered to be useful to represent cash taxes from operations.

3 This item constitutes part of the $4.6 million net adjustment to Net Income, so no add back is required for Free Cash Flow.

4 Free Cash Flow is designed to only include IMS's share of cash from consolidated subsidiaries, so no add back is required.

5 Payouts for severance, impairment and other charges in prior years do not constitute part of Adjusted Net Income, and are therefore not included as Free Cash Flow.

6 Pension assets and liabilities and other inherently long-term assets are not viewed as part of current operations and are therefore excluded from Free Cash Flow.

7 All impacts from stock option exercises are excluded from Free Cash Flow as they are considered to be financing activities.

8 Investments in capital assets and software are integral to the ongoing business and operations of the Company and are therefore included as part of Free Cash Flow.


    CONTACT: IMS Health
             Corporate Communications:
             Bill Hughes, 203-319-4732
             bhughes@imshealth.com
             or
             Investor Relations
             Darcie Peck, 203-319-4766
             dpeck@imshealth.com